UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2018

BIOSTAGE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35853	45-5210462
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

84 October Hill Road, Suite 11, Holliston, MA	01746
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (774) 233-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chairman

On February 6, 2018, in connection with the resignation of John F. Kennedy as described below, the Board of Directors (the “Board”) of Biostage, Inc. (the “Company”) appointed Jason Jing Chen to be a member and Chairman of the Board, effective immediately.

As previously disclosed, on December 27, 2017, the Company entered into a Securities Purchase Agreement with the investors listed therein, including Mr. Chen (the “Investors”), pursuant to which the Investors purchased in a private placement (the “Private Placement”) from the Company (i) 518,000 shares of the Company’s common stock, (ii) 3,108 shares of the Company’s Series D Convertible Preferred Stock, and (iii) warrants to purchase 3,108,000 shares of the Company’s common stock. In connection with the Private Placement, the Company has agreed to grant board representation and nomination rights to the Investors and their affiliates, such that the director nominees of the Investors would constitute a majority of the Company’s board of directors, but no more than is necessary to constitute such a majority. Mr. Chen was appointed pursuant to such nomination rights.

Mr. Chen does not have any family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or officer. Other than the Private Placement, there are no transactions in which Mr. Chen has an interest requiring disclosure pursuant to Item 404(a) of Regulation S-K.

Resignation of Chairman

On February 1, 2018, John F. Kennedy resigned as Chairman and member of the Board. Mr. Kennedy’s resignation was not the result of any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Audit Committee Chairman

Also on February 6, 2018, the Board appointed John Canepa, who is currently a member of the Audit Committee of the Board (the “Audit Committee”), to serve as the Chairman of the Audit Committee to fill the vacancy created as a result of Mr. Kennedy’s resignation.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Title
99.1	Press Release issued by Biostage, Inc. on February 7, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSTAGE, INC.
(Registrant)

February 7, 2018	/s/ Thomas McNaughton
(Date)	Thomas McNaughton Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
99.1	Press Release issued by Biostage, Inc. on February 7, 2018.